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EXHIBIT 10.43

                          MUTUAL SETTLEMENT AND RELEASE

         This Mutual Settlement and Release (this "AGREEMENT") is entered into and is effective as of October 31, 2002 ("EFFECTIVE DATE"), by and among (i) Game Base of Nevada, Inc., a corporation organized under the laws of Nevada ("GBN"), (ii) Robert V. Brazell, an individual ("BRAZELL"); (GBN, along with Brazell are collectively referred to herein as the "GBN ENTITIES"); (ii) SSP Gaming, LLC, a Nevada limited liability company ("SSPG"); (iii) Marvin Winkler, an individual ("WINKLER"); (iv) SSP Solutions, Inc., a Delaware corporation ("SSPX"); (SSPG, along with Winkler and SSPX, are collectively referred to herein as the "SSP ENTITIES"), and each of the parties' respective officers, directors, executives, managers, employees, investors, partners, limited partners, agents, parents, related and subsidiary entities and affiliates, successors and assigns. The GBN Entities and the SSP Entities are hereinafter referred to as the "PARTIES."

                                    RECITALS

         WHEREAS, SSPG was formed by SSPX for the purpose of, among other things, entering into, financing and performing the contract with Venetian Interactive, LLC ("VI") relative to the development of on-line gaming for the Internet and other media;

         WHEREAS, GBN and SSPX entered into the Amended and Restated Operating Agreement of SSP Gaming, LLC dated May 31, 2002 ("OPERATING AGREEMENT") for the purpose of admitting GBN as a member of SSPG in consideration of a cash capital contribution of $2 million by GBN into SSPG according to a contribution schedule specified in the Operating Agreement;

         WHEREAS, GBN has failed to fund the required capital contribution according to the schedule specified in the Operating Agreement and SSPG and SSPX have served a notice of default dated August 3, 2002, upon GBN and an Event of Default notice dated September 26, 2002, thereby causing GBN and the GBN Entities to become a Defaulting Party as defined in the Operating Agreement;

         WHEREAS, as a representative of SSPG, Brazell was appointed a member of the VI management committee as specified under the Operating Agreement, and has since resigned from that position;

         WHEREAS, the SSP Entities and the GBN Entities have determined that it is in each Party's best interests for the membership interest held by GBN and the GBN Entities to be repurchased from GBN, as a Defaulting Party;

         WHEREAS, upon originally executing the Operating Agreement Brazell was appointed the Executive Manager of SSPG as defined in the Operating Agreement, but as part of this Agreement has agreed to resign;

         WHEREAS, in light of GBN being a Defaulting Party, the Parties have negotiated the repurchase of GBN's and the GBN Entities' membership interests in SSPG, thereby making SSPX the sole member of SSPG with power to appoint the Executive Manager;

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         WHEREAS, each Party represents and agrees that a release of each other
Party is in its self interest.

          NOW, THEREFORE, in consideration of the foregoing premises and mutual promises contained hereinafter, the Parties agree as follows:

         1. CONSIDERATION.

            The Parties agree to the release of each other as set forth in Sections 3 and 4 contained herein:

                  a. The Parties further agree that their releases of one another are unconditional, except as set forth in this Section 1.

                  b. Effective upon execution of this Agreement, Brazell hereby resigns as the Executive Manager of SSPG, and shall tender a letter of resignation to SSPG in the form that may be required by SSPG for its records.

                  c. SSPG agrees to repurchase GBN's membership interest, which includes any and all claims of any nature by the GBN Entities, for a total of Two Hundred Fifty Thousand dollars ($250,000), together with interest on the unpaid balance at 6% per annum from the date of this Agreement until paid in full, payable as follows:

                  (i) $40,000 upon full execution of this Agreement and Brazell's tender of a letter of resignation as required under Section 1 (c) above;

                  (ii) $15,000 per month on the first of each month following the payment in Section 1 (c)(i) above until the entire balance plus interest, as provided above, is paid in full;

                  (iii) Balance plus interest, as provided above, in full within five days after the SSP Entities provide VI with $2,000,000 (two million dollars) in cash, in kind, or other value, as defined below, (the "VI Contribution") sufficient to satisfy or to obtain VI's release from or waiver of the obligation to make the balance of the initial $2,000,000 contribution to the capital of VI.

                  (iv) Within five days after the VI Internet gaming site goes "live," accepts its first wager, or registers its first user, whichever occurs first.

When used herein, the term "VI Contribution" shall include the aggregate value of all cash or other forms of value transferred by or on behalf of the SSP Entities, credited to their account, or received in lieu of, waiver of, or forgiveness of any obligation, covenant or requirement, including the fair market value of licensing, marketing, processing or similar agreements or arrangements; processing, marketing, or other capabilities; industry joint venture, strategic relationships, or similar participation arrangement; or other asserts, tangible or intangible property or assets.

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         2. PROVISION FOR DEFAULT OF PAYMENT.

         In the event of a failure to make any payment as specified in paragraph 1.c. above on the date due or within 30 days after written notice from the payee to SSPG of failure to receive such payment, the SSP Entities and their respective subsidiaries, affiliates, successors, assignees, and each and all of their respective assignees, transferees, principals, partners, limited partners, officers, directors, stockholders, or employees, shall thereupon be deemed to have assigned 40% of their ownership rights and privileges in VI to Bear Trax, LLC, a Utah limited liability company("BEAR TRAX"). Bear Trax shall NOT be admitted as a substitute member in VI.

         3. RELEASE AND COVENANT NOT TO SUE.

         a. Each of the SSP Entities hereby fully, finally and unconditionally releases and forever discharges the GBN Entities and their current or former parent companies, subsidiaries, affiliates, successors and assigns and each and all of their respective assignees, transferees, principals, partners, limited partners, counsel, officers, directors, stockholders, employees, servants, heirs, predecessors, successors, agents, insurance carriers, licensees, representatives, jointly and severally, from any and all claims, disputes, demands, damages, debts, liabilities, obligations, expenses, liens, contracts, agreements, causes of action, suits, matters, controversies, claims for attorneys' fees, costs, incidental expenses, increased overhead, emotional distress damages, consequential damages, punitive damages, and interest existing on, or at any time prior to the execution of this Agreement by all parties hereto, of whatever nature, character or description, whether in law, in equity or otherwise, whether known or unknown, asserted or unasserted, fixed, liquidated or contingent, anticipated or unanticipated, which it may have or claim to have against any and all of them, including, but not limited, to those which are alleged or referred to herein, directly or indirectly arise out of, or any fact, matter or issue relating thereto;

         b. Each of the GBN Entities hereby fully, finally and unconditionally releases and forever discharges each of the SSP Entities and their current or former parent companies, subsidiaries, affiliates, successors and assigns and each and all of their respective assignees, transferees, principals, partners, limited partners, counsel, officers, directors, stockholders, employees, servants, heirs, predecessors, successors, agents, insurance carriers, licensees, representatives and their respective parents, jointly and severally, from any and all claims, disputes, demands, damages, debts, liabilities, obligations, expenses, liens, contracts, agreements, causes of action, suits, matters, controversies, claims for attorneys' fees, costs, incidental expenses, increased overhead, emotional distress damages, consequential damages, punitive damages and interest, existing on, or at any time prior to the execution of this Agreement by all parties hereto, of whatever nature, character or description, whether in law, in equity or otherwise, whether known or unknown, asserted or unasserted, fixed, liquidated or contingent, anticipated or unanticipated, which it may have or claim to have against any and all of them, including but not limited to those which are alleged herein, or directly or indirectly arise out of, or any fact, matter or issue relating thereto, save and except only the covenants and agreements of the SSP Entities set forth herein.

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         4. INTENTION OF THE PARTIES TO MAKE A GENERAL RELEASE.

                  a. EACH SSP ENTITY MAKES A GENERAL RELEASE OF THE GBN ENTITIES. Each SSP Entity does hereby fully and irrevocably release and discharge the GBN Entities from, and covenants not to sue on, any and all rights, claims, debts, demands, acts, grievances, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys), expenses, actions and/or causes of action of every nature, character, type and description, whether known or unknown, suspected or unsuspected, which each may now own or hold, or have at any time heretofore owned or held, against the GBN Entities. In entering into this Agreement and the releases set forth in Section 3, each SSP Entity expressly waives any rights or benefits under California Civil Code section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  In this connection, the SSP Entities acknowledge that claims and facts in addition to or different from those that are now known or believed to exist may hereafter be discovered with respect to the subject matter of this instrument or the other parties hereto. This waiver shall apply with respect to any and all claims, including but not limited to those relating to matters alleged or referred to herein, that the SSP Entities may have against the GBN Entities and shall also apply to the GBN Entities' current or former assignees, transferees, principals, partners, limited partners, counsel, affiliates, officers, directors, stockholders, employees, servants, subsidiaries, parents, heirs, predecessors, successors, agents, insurance carriers, attorneys, representatives and licensees and parent companies.

                  B. EACH GBN ENTITY MAKES A GENERAL RELEASE OF THE SSP ENTITIES. Each GBN Entity does fully and irrevocably release and discharge the SSP Entities from, and covenants not to sue on, any and all rights, claims, debts, demands, acts, grievances, liabilities, obligations, damages, costs, fees (including, without limitation, those of attorneys), expenses, actions and/or causes of action of every nature, character, type and description, whether known or unknown, suspected or unsuspected, which it may now own or hold, or have at any time heretofore owned or held, against the SSP Entities. In entering into this Agreement and the releases set forth in Section 3, each GBN Entity expressly waives any rights or benefits under California Civil Code section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  In this connection, the GBN Entities acknowledge that claims and facts in addition to or different from those that are now known or believed to exist may hereafter be discovered with respect to the subject matter of this instrument or the other parties hereto. This waiver shall apply with respect to any and all claims, including but not limited to those relating to matters

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alleged or referred to herein that the GBN Entities may have against the SSP
Entities and shall also apply to their current or former assignees, transferees, principals, partners, limited partners, counsel, affiliates, officers, directors, stockholders, employees, servants, subsidiaries, parents, heirs, predecessors, successors, agents, insurance carriers, attorneys, representatives and licensees.

         5. MODIFICATION.

         Each of the undersigned Parties understands and agrees that this Agreement shall not be changed or amended in any respect except by writing and executed by all the Parties hereto or their authorized representatives. This Agreement shall not be modified by any of the Parties by oral representation made before, during or after execution of this Agreement.

         6. AGREEMENT IS NOT VOID, NOT VOIDABLE AND IS ENFORCEABLE.

         All Parties hereto agree that under no circumstances will any Party make any contention that the provisions of this Agreement are void, voidable or unenforceable for any reason. If any such contention is made by any Party, the court shall reject such contention as being contrary to the intent of the Parties in accordance with the terms of this Agreement. The court shall construe this Agreement to be enforceable to the maximum extent provided by law.

         7. REPRESENTATION OF AUTHORITY.

         Each individual signing this Agreement hereby warrants that the Party on whose behalf such individual executes this Agreement has authorized such individual to execute this Agreement on such Party's behalf.

         8. ENTIRE AGREEMENT.

         This Agreement contains the entire understanding and agreement between the Parties hereto with respect to the matters referred to herein. No other representations, warranties, covenants, undertakings or other prior contemporaneous agreements, oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the Parties hereto. Each Party hereto acknowledges that it has not executed this Agreement in reliance on any such promise, representation or warranty, except as specifically contained within this Agreement.

         9. BINDING ON SUCCESSORS AND OTHERS.

         This Agreement and the covenants and conditions contained herein shall be binding upon the Parties and applied to and be binding upon their respective assignees, licensees, sublicensees, transferees, principals, partners, limited partners, counsel, affiliates, officers, directors, stockholders, employees, servants, parents, heirs, predecessors, successors, agents, insurance carriers, attorneys and representatives.

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         10. CONSTRUCTION.

         The Parties participated jointly in the preparation of this Agreement. Each Party to this Agreement has had the opportunity to review, comment upon and redraft this Agreement. It is agreed that no rule of construction shall apply against any Party or in favor of any Party. This Agreement shall be construed as if the Parties jointly prepared this Agreement and any uncertainty or ambiguity shall not be interpreted against any one Party.

         11. ADVICE OF COUNSEL.

         The Parties acknowledge that they have been represented by counsel of their own choice in the negotiations leading to their execution of this Agreement, they have read and understood this Agreement and have had it fully explained to them by their counsel.

         12. APPLICABLE LAW.

         The Parties agree that this Agreement shall be governed by the laws of the state of Utah, without regard to the principles of conflicts of laws thereof.

         13. CHOICE OF FORUM.

         The Parties agree that any action maintained to enforce this Agreement shall be brought in Utah.

         14. ASSIGNMENT OF AGREEMENT.

         The Parties agree that the rights to this Agreement are assigned to Bear Trax, 801 North 500 West Suite 200, Bountiful Utah, 84010. All payments to be made pursuant to Section 1 shall be made to Bear Trax.

         15. SEVERABILITY.

         The Parties agree that if any provision of this Agreement is found to be unenforceable or void, that the void provision shall be stricken from this Agreement, and the remainder of the Agreement shall be enforced.

         16. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and the parties agree that facsimile signature pages may be accepted in lieu of original signature pages. All executed counterparts shall be deemed to be one and the same Agreement.

         17. PLACE/MANNER OF NOTICE.

         Any notice regarding this Agreement shall be in writing, sent via both facsimile and regular U.S. mail to the following:

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          If to the GBN Entities:            Robert V. Brazell
                                             Game Base of Nevada, Inc.
                                             1530 Indian Hills Dr.
                                             Salt Lake City, UT 84108
                                             Facsimile No.:  (801) 463-2836

          With a copy to:                    Kruse, Landa & Maycock
                                             Eighth Floor Bank One Tower
                                             PO Box 45561
                                             Salt Lake City UT 84145-0561
                                             Attention: Jim Kruse

          If to the SSP Entities:            Marvin J. Winkler
                                             SSP Solutions, Inc.
                                             17861 Cartwright Road
                                             Irvine, CA  92614
                                             Facsimile No.:  (949) 655-6150

          With a copy to:                    Rutan & Tucker, LLP
                                             611 Anton Boulevard, Suite 1400
                                             Costa Mesa, California 92626
                                             Attention: Gregg Amber, Esq.
                                             Telecopier: (714) 546-9035

         18. ATTORNEYS' FEES AND COSTS.

         The Parties agree that attorneys' fees, costs, expenses and all such damages shall be awarded to the prevailing Party in any action or proceeding brought to enforce this Agreement therein.

                      [THIS SPACE LEFT INTENTIONALLY BLANK]

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         IN WITNESS WHEREOF, the parties hereto have signed or caused this
Mutual Release to be signed on the date and year first above written.

SSP Gaming, LLC                              SSP Solutions, Inc.

By: /S/ Marvin Winkler
    -----------------------------
Its Executive Manager                        By: /S/ Marvin Winkler
                                                 -------------------------------
                                                 Name: Marvin Winkler
                                                 Title: Co-Chairman

/S/ Marvin Winkler
---------------------------------
Marvin Winkler
                                             Game Base of Nevada, Inc.

                                             By: /S/ Robert V. Brazell
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                 /S/ Robert V. Brazell
                                                 -------------------------------
                                                 Robert V. Brazell

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